Exhibit 99.2

LONE STAR GATHERING, L.P.

FINANCIAL REPORT

JUNE 30, 2008

(UNAUDITED)

C O N T E N T S

Page
FINANCIAL STATEMENTS

Balance Sheets at June 30, 2008 (unaudited) and December 31, 2007 (audited)	1

Statements of Operations and Changes in Partners’ Capital (unaudited) for the six months ended June 30, 3008 and 2007	2

Statements of Cash Flows (unaudited) for the six months ended June 30, 2008 and 2007	3

Notes to Unaudited Financial Statements	4

LONE STAR GATHERING, L.P.

BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$100,129	$8,338,217
Short term investments	125,941	125,941
Accounts receivable	1,058,187	1,834,586
Inventory	37,472	24,149
Prepaids and deposits	269,801	203,846

Total current assets	1,591,530	10,526,739
PROPERTY AND EQUIPMENT, net	68,146,718	64,204,648
OTHER ASSETS
Debt issue costs	475,278	554,027
Deposits	11,438	11,438

	486,716	565,465
TOTAL ASSETS	$70,224,964	$75,296,852

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable	$1,514,780	$4,091,869
Deferred revenue	51,000	552,000
Accrued expenses	1,000,379	333,696

Total current liabilities	2,566,159	4,977,565
LONG-TERM LIABILITIES
Notes payable	24,108,333	23,558,333

PARTNERS’ CAPITAL	43,550,472	46,760,954

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$70,224,964	$75,296,852

LONE STAR GATHERING, L.P.

STATEMENTS OF OPERATIONS AND CHANGES IN PARTNERS’ CAPITAL

FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
REVENUES
Transportation fees	$670,639	$342,504
AIC fees	2,533,994	7,380
Other fees	57,217	158,767

Total revenues	3,261,850	508,651
COSTS AND EXPENSES
Operating expenses	3,448,234	599,356
Depreciation	3,637,420	2,095,959
Amortization	628,749	601,989
Interest expense	1,528,091	1,411,385
Sales, general, and administrative expenses	1,273,623	676,470

Total expenses	10,516,117	5,385,159

OTHER INCOME (EXPENSE)	43,785	19,258

Net loss	(7,210,482)	(4,857,250)
PARTNERS’ CAPITAL, BEGINNING BALANCE	46,760,954	15,787,635
Contributions	4,000,000	12,000,000

PARTNERS' CAPITAL, ENDING BALANCE	$43,550,472	$22,930,385

LONE STAR GATHERING, L.P.

STATEMENTS OF CASH FLOWS

SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,210,482)	$(4,857,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt discount and issue costs	628,749	51,989
Depreciation	3,637,420	2,645,959
Changes in operating assets and liabilities:
Accounts receivable	776,399	(201,711)
Prepaids, deposits and other assets	(65,955)	40,918
Deferred revenue	(501,000)	—
Inventory	(13,323)	—
Accounts payable	(2,577,089)	(6,396,311)
Accrued liabilities	666,683	(3,126)

Net cash used in operating activities	(4,658,598)	(8,719,532)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(7,579,490)	(6,637,134)

Net cash used in investing activities	(7,579,490)	(6,637,134)
CASH FLOWS FROM FINANCING ACTIVITIES
Partners’ contributions	4,000,000	12,000,000
Borrowings on debt	—	3,500,000
Debt issuance cost	—	(267,500)

Net cash provided by financing activities	4,000,000	15,232,500
NET DECREASE IN CASH	(8,238,088)	(124,166)
CASH AND CASH EQUIVALENTS, beginning of year	8,338,217	1,160,686

CASH AND CASH EQUIVALENTS, end of year	$100,129	$1,036,520

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid (net of capitalized interest)	$1,527,422	$1,421,744

LONE STAR GATHERING, L.P.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (all of which are normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2008.

Business

Lone Star Gathering, L.P. (the Partnership) was formed on March 17, 2005 to provide gathering, compression, dehydration and processing services for natural gas producers in the North Texas area. The Partnership focuses on transporting the gas from the wells to the gathering system to prepare it for commercial and residential use.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Partnership considers all temporary cash investments purchased with a maturity of three months or less and certificates of deposit to be cash equivalents. Certificates of deposit with original maturities over three months are classified as short-term investments. Cash equivalents and short-term investments are stated at cost because that approximates market value. At June 30, 2008, the Company held certificates of deposit in the amount of $125,941.

Concentration of Credit Risk

For the periods ended June 30, 2008 and 2007, approximately 60% of the Partnership’s revenue was derived from three customers.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management determines the adequacy of the allowance based upon reviews of individual accounts, historical losses, existing economic conditions and other pertinent factors. Accounts considered uncollectible are charged to the allowance. Management believes that all receivables are collectible and no allowance has been provided as of June 30, 2008.

LONE STAR GATHERING, L.P.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Gathering systems	10 years
Furniture, fixtures and computer equipment	3 to 5 years
Leasehold improvements	3 years
Auto/transportation equipment	3 to 5 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Repairs to the gathering equipment are charged to repairs and maintenance.

Debt Issue Costs

The Partnership amortizes debt issuance costs over the life of the related debt. The original debt issuance cost was $723,440 and at June 30, 2008 the unamortized balance was $475,278. For the periods ending June 30, 2008 and 2007, the Partnership had $78,749 and $51,989, respectively, in amortization expense relating to the debt issuance costs.

Future amortization of debt issuance costs is as follows:

2008	$78,749
2009	158,294
2010	158,294
2011	79,941

$475,278

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising costs are expensed as incurred. Approximately $9,000 and $13,000 is included in selling, general and administrative expenses for the period ended June 30, 2008 and 2007, respectively.

Inventory

Inventory consists of materials for pipeline construction recorded at cost.

LONE STAR GATHERING, L.P.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Revenue Recognition

The Partnership recognizes revenue based upon volume carried by the gathering system and is recorded in the month earned. From time to time, the Partnership will construct small pipelines from the well head to the main line as well as installation of gas lift meters. The revenue associated with these lines is recorded when the construction is completed and the pipeline is placed in service. Other types of revenue relating to gas lift are recorded monthly based on volume measured.

NOTE 2. PROPERTY AND EQUIPMENT

At June 30, 2008, property and equipment consisted of the following:

Carr Gathering System	$8,866,273
Rio Vista Gathering System	14,520,923
Southern Barnett Loop (SBL)	34,873,158
Whitney Mainline	18,969,808
Field Equipment	26,417
Office Furniture and Fixtures	158,606
Computer and Telephone Equip	62,008
Vehicles	29,913
Leasehold Improvements	6,770

77,513,876
Accumulated Depreciation	(9,367,158)

$68,146,718

Depreciation expense on property and equipment was $3,637,420 and $2,095,459 for the periods ended June 30, 2008 and 2007, respectively.

NOTE 3. LONG-TERM NOTES PAYABLE

In July of 2006, the Partnership entered into a credit agreement to provide up to $50,000,000 in financing for the construction of the Partnership’s pipeline assets. The initial loan amount was $24,000,000, which was drawn by the Partnership prior to December 31, 2006. The credit agreement carries an interest rate based on the Adjusted Eurodollar Rate plus 7.50% (13% at June 30, 2008) and is secured substantially by all of the Partnership’s assets. Interest payments are required on a quarterly basis with all outstanding principal due at maturity, which is July 31, 2011. The remaining portion of the credit facility is available to the Partnership upon request by the Partnership and approval by the lenders.

LONE STAR GATHERING, L.P.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 3. LONG-TERM NOTES PAYABLE – CONTINUED

In May of 2007, the Partnership secured an additional $3,500,000 in financing for construction of additional pipeline assets. The additional financing has the same terms and rate as the original $50,000,000.

Total interest incurred under the credit agreement for the period ended June 30, 2008 was $1,528,091, including $310,130 that was capitalized as part of the constructed pipeline assets.

As part of the credit agreement, partnership interests in the general partner of the partnership were issued to the lender. The Partnership has recorded the partnership interest as partners’ capital at its estimated fair value at the date of issuance. A corresponding amount was recorded as debt discount and is being amortized as additional interest expense over the life of the credit agreement. The unamortized debt discount at June 30, 2008 was $3,391,667.

NOTE 4. INCOME TAXES

The Partnership elected to be treated as a partnership for tax purposes. Accordingly, no provision or liability for federal or state income taxes is reflected in the accompanying financial statements. Instead, the partners of the Partnership are liable for individual federal or state income taxes on their respective shares of the Partnership’s taxable income.

NOTE 5. COMMITMENTS

The Partnership leases a facility and equipment under operating leases. Minimum annual rental commitments at June 30, 2008 under non-cancelable operating leases are as follows:

2008	$922,820
2009	592,558
2010	206,052
2011	206,052
2012	206,052
Thereafter	789,080

Total	$2,922,614

All lease payments are charged to operations as they are made. Expenses incurred for all operating leases during the periods ended June 30, 2008 and 2007 were $574,154 and $375,606, respectively.

LONE STAR GATHERING, L.P.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 6. CONTINGENCIES

The Partnership currently has an accrued liability due to a third party construction company asserting that the Partnership failed to pay stand-by fees and other charges under the contract. The dispute was settled on July 1, 2008. The Partnership has 30 days from the settlement date to pay the settlement to the third party company.